UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

LANDSTAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30542	86-0914051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

101 J Morris Commons Lane, Suite 105 Morrisville, North Carolina 27560
(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 585-6542

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2019, LandStar, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amendment and Forbearance Agreement dated June 19, 2019 by and between the Company and Blue Citi LLC (“Blue Citi”) regarding that certain Consolidated Note in the original principal amount of Eight Hundred Twenty-Nine Thousand Six Hundred Eighty Dollars ($829,680) dated September 30, 2018, with a maturity date of March 31, 2020 (the “Blue Citi Note”). Pursuant to the Amendment, Blue Citi can convert the Blue Citi Note into shares of the Company’s common stock only upon the earlier of (i) the date in February 2020 that is the two-year anniversary of the first loan made by Blue Citi to the Company, or (ii) any event of default under the Blue Citi Note. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2019, the Company filed an amendment to its articles of incorporation to increase the total number authorized shares of the Company’s common stock, par value $0.001 per share, from 8,888,000,000 shares to 15,000,000,000 shares. A copy of the certificate of amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On June 24, 2019, acting in accordance with Article XII of the Bylaws of the Company, the board of directors of the Company unanimously resolved to amend and restate the Bylaws to, among other things, clarify certain corporate procedures and make certain other enhancements and technical changes. The changes effected by the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) include, without limitation, the following:

●	Extending the period for written notice of annual or special meetings of stockholders to not less than ten nor more than fifty days prior to the date of the meeting, from not less than fifteen nor more than forty-five;
●	Decreasing the threshold required to call a special meeting of the stockholders of the Company to holders of ten percent (10%) of the voting shares of the Company, from twenty-five percent (25%) of the voting shares of the Company;
●	Decreasing the threshold required to call a special meeting of the directors of the Company to allow such meeting to be called by the president or any director, from upon the call of the president or any two directors; and
●	Allowing for the amendment of the Amended and Restated Bylaws at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting, in addition to allowing amendment by the board of directors.

The summary of the principal changes reflected in the Amended and Restated Bylaws contained herein is qualified in its entirety by the full text of the Amended and Restated Bylaws, filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 8.01. Other Events.

On June 26, 2019, the Company issued a press release announcing that it signed a non-binding letter of intent with DMBGroup, LLC (“DMB”) to acquire certain assets of DMB. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation
3.2	Amended and Restated Bylaws of LandStar, Inc.
4.1	Amendment to Amendment and Forbearance Agreement, dated June 21, 2019, by and between LandStar, Inc. and Blue Citi LLC
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR, INC.

Date: June 26, 2019	/s/ Jason Remillard
Jason Remillard
President and Chief Executive Officer